EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies that to his knowledge the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 of inVentiv Health, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2016

/s/ Michael A. Bell
Michael A. Bell Chairman and Chief Executive Officer

Date: March 18, 2016

/s/ Jonathan E. Bicknell
Jonathan E. Bicknell Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.